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                                                                    EXHIBIT 23.4


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus pertaining to the registration of shares of common stock of Crown Casino Corporation (formerly Skylink America Incorporated) and to the incorporation by reference of our report dated January 31, 1994, with respect to the financial statements of Gaming Entertainment Management Services, Inc. (a development stage company) as of September 30, 1993 and December 12, 1993 and for the periods from September 22, 1992 (inception) to September 30, 1993 and October 1, 1993 to December 12, 1993 into such Registration Statement and Prospectus.


                                         /s/ Davis & Co., CPAs, P.C.
                                             Davis & Co., CPAs, P.C.
                                             Certified Public Accountants


Englewood, Colorado
May 16, 1995